Exhibit 99.1

Investor Relations Stuart Davis (703) 218-8269 stuart.davis@mantech.com

ManTech Announces Financial Results for

Second Quarter of 2012

•	Revenue: $638.9 million

•	Operating Income: $44.9 million

•	Diluted EPS: $0.67

•	Cash Flow from Operations: $39 million

•	Dividends: $0.21 per share paid in June; $0.21 per share authorized for September

FAIRFAX, Va. – August 1, 2012 – ManTech International Corporation (NASDAQ:MANT) (www.mantech.com), a leading provider of innovative technologies and solutions for mission-critical national security programs, today announced financial results for the second quarter of 2012, which ended June 30, 2012.

“The defense services industry has experienced delays in contract awards and delays in funding based upon the uncertainty surrounding the congressional appropriation process, which we now expect to clear given the six-month Continuing Resolution agreed to yesterday, according to the Washington Post,” said ManTech Chairman and Chief Executive Officer George J. Pedersen. “It now appears that government funding is secure through March 2013 at this year’s level, and we assume that customers will soon release funds that they have been holding, which will provide us the opportunity to return to a growth profile that investors have come to expect from ManTech over the past ten years. The award of the $2.85 billion MRAP contract, the largest contract award in our history, will provide a solid foundation and potential for growth despite future reductions of support in Afghanistan. We have grown our cyber and intelligence businesses over the past year, and we expect those markets to continue to grow. Looking beyond defense, we are expanding into new business areas such as healthcare IT and commercial cyber security. Our long-term outlook for growth remains positive.”

Summary Operating Results

Revenues for the quarter were $638.9 million, compared to $752.7 million in the second quarter of 2011. Quarterly revenues increased across intelligence, cyber security and healthcare programs, which partially offset industry-wide decreases in government spending, especially for support to wartime missions.

Operating income for the quarter was $44.9 million, compared to $59.2 million in the second quarter of 2011. Operating margin of 7.0 percent reflected a higher mix of direct labor and excellent award fees stemming from strong program execution. Net income for the quarter was $24.7 million, compared to $36.4 million in the second quarter of 2011. Diluted earnings per share for the quarter were $0.67, compared to $0.99 in the second quarter of 2011. Net income and earnings per share for the second quarter of 2011 benefited from a $3.7 million pre-tax gain from the company’s equity interest in NetWitness, a network security product provider spun out of ManTech in 2006 and sold to EMC Corporation on April 1, 2011. Without that gain, net income and diluted earnings per share for the second quarter of 2011 would have been $34.1 million and $0.93, respectively.

Cash Management and Capital Deployment

Cash flow from operations for the quarter was $39 million or 1.6 times net income. Days sales outstanding (DSO) were 73 days, compared to 76 days in the first quarter of 2012. As of June 30, 2012, ManTech had $125 million in cash and cash equivalents and $200 million in high-yield debt with no outstanding borrowings on its $500 million revolving-credit facility.

During the quarter, the company paid $7.8 million, or $0.21 per share, to its common stockholders of record as of June 8, 2012. The company also invested $24 million to acquire the business of HBGary, a cyber security developer whose comprehensive suite of software products detect, analyze, and diagnose advanced persistent threats and targeted malware. HBGary has an impressive list of customers in the financial services, energy, critical infrastructure and technology sectors. Since the acquisition announcement, HBGary has had strong bookings, winning new contracts with a leading credit card company, a large payment processing services company, an international bank, energy companies, major retail chains, large federal agencies, and large federal contractors.

The Board of Directors has declared that the company will pay a cash dividend of $0.21 per share on September 21, 2012 to all common stockholders of record as of September 7, 2012 as part of its regular quarterly cash dividend program. Future declarations of dividends and their record and payment dates are subject to the final determination of ManTech’s Board of Directors.

Contract Awards

Contract awards (bookings) totaled $3.1 billion in the second quarter, representing a book-to-bill ratio of 4.8. Most significantly, ManTech was awarded the Contractor Logistics Sustainment and Support (CLSS) Services contract by the U.S. Army’s TACOM Contracting Center to continue providing logistics sustainment and support for the U.S. Military’s Mine Resistant Ambush Protected (MRAP) Family of Vehicles (FoV). The award, the largest in our history, has a total value of $2.85 billion and a period of performance of five years if all options are exercised. Under this contract ManTech will continue to provide services to assess and repair battle-damaged MRAP FoV systems, insert technology, integrate systems, and perform upgrades and modifications to enhance and sustain future fleet operational readiness. ManTech will also continue to manage supply and transportation support for the route-clearance vehicle fleet, including demand analysis, warehouse operations, logistics data reporting, and material management to ensure optimum distribution of parts at all repair locations.

In addition, the company won several multiple-award indefinite delivery/indefinite quantity (IDIQ) contracts that are not included in bookings, the largest of which is the National Institutes of Health (NIH) Chief Information Officer-Solutions and Partners (CIOSP-3) contract. Under this Government-wide Acquisition Contract (GWAC), which has a total ceiling value of $20 billion over 10 years for all awardees, ManTech will provide a broad range of professional IT and support services, including health, health science and biomedical-related IT services to meet scientific, health, administrative, operational, managerial and information management requirements.

Forward Guidance

The company is updating its expected financial performance for 2012 based on first half results and a revised forward outlook. The company now expects to achieve revenue, net income and diluted earnings per share as specified in the table below.

Measure	Fiscal 2012 Guidance
Revenue (million)	$2,700
Net Income (million)	$105
Diluted Earnings Per Share	$2.85

ManTech Chief Financial Officer Kevin M. Phillips said, “Delayed awards and funding decisions by our customers during these uncertain times affected our revenues and profits in the second quarter and our outlook for the rest of the year. We are actively addressing our indirect cost profile to match our current scale, and we will be ready to staff programs quickly when customer funding materializes. We continue to maintain a strong balance sheet and cash flows, which we believe are essential in the current environment.”

Conference Call

ManTech executive management will hold a conference call on August 1, 2012, at 5 p.m. Eastern to discuss the financial results and outlook and answer questions. Analysts may participate on the conference call by dialing 877-638-9567 (domestic) or 253-237-1032 (international) and entering passcode 95883825. The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of the ManTech website (http://investor.mantech.com).

A replay of the conference call will be available by telephone approximately two hours after the conclusion of the call through August 14, 2012, by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering passcode 95883825. In addition, a replay of the webcast will be available on the ManTech website approximately two hours after the conclusion of the conference call.

About ManTech International Corporation

ManTech is a leading provider of innovative technologies and solutions for mission-critical national security programs for the intelligence community; the Department of

Defense, including its health organizations; the departments of State, Homeland Security, Energy and Justice, including the Federal Bureau of Investigation (FBI); the space community; the National Oceanic and Atmospheric Administration; and other U.S. federal government customers. We provide support to critical national security programs for approximately 60 federal agencies through 1,000 current contracts. ManTech’s expertise includes command, control, communications, computers, intelligence, surveillance and reconnaissance (C4ISR) lifecycle support; cyber security; global logistics support; intelligence/counter-intelligence support; information technology (IT) modernization and sustainment; systems engineering; test and evaluation; and health IT. ManTech supports major national missions, such as military readiness, terrorist threat detection, information security and border protection. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” or “estimate,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

These forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes we anticipate. Factors that could cause actual results to differ materially from the results we anticipate, include, but are not limited to, the following: adverse changes in U.S. government spending priorities; failure to retain existing U.S. government contracts, win new contracts or win recompetes; adverse changes in future levels of expenditures for programs we support caused by budgetary pressures facing the federal government and changing mission priorities; adverse changes in our mix of contract types; failure to obtain option awards, task orders or funding under contracts; risk of contract renegotiation, performance, modification or termination; adverse results of U.S. government audits of our government contracts; risks associated with complex U.S. government procurement laws and regulations; competition; risks of financing, such as increases in interest rates and restrictions imposed by our outstanding indebtedness, including the ability to meet financial covenants, and risks related to an inability to obtain new or additional financing; failure to successfully integrate recently acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; failure to identify, execute or effectively integrate future acquisitions; and failure to maintain strong relationships with other contractors. These and other risk factors are more fully discussed in the section entitled “Risks Factors” in ManTech’s Annual Report on Form 10-K previously filed with the Securities and Exchange Commission on Feb. 24, 2012, Item 1A of Part II of our Quarterly Reports on Form 10-Q, and, from time to time, in ManTech’s other filings with the Securities and Exchange Commission.

The forward-looking statements included herein are only made as of the date of this press release, and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands Except Share Amounts)

	(unaudited)
	June 30, 2012	December 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$124,661	$114,483
Receivables—net	521,109	540,468
Prepaid expenses and other	22,706	33,115

Total Current Assets	668,476	688,066
Property and equipment—net	26,182	47,435
Goodwill	861,653	808,455
Other intangibles—net	176,319	177,764
Employee supplemental savings plan assets	24,678	25,026
Other assets	12,292	13,460

TOTAL ASSETS	$1,769,600	$1,760,206

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$269,401	$280,277
Accrued salaries and related expenses	71,364	72,467
Billings in excess of revenue earned	13,212	34,956

Total Current Liabilities	353,977	387,700
Long-term debt	200,000	200,000
Accrued retirement	25,923	26,155
Other long-term liabilities	8,829	7,871
Deferred income taxes—non-current	51,013	49,223

TOTAL LIABILITIES	639,742	670,949

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 23,986,664 and 23,882,331 shares issued at June 30, 2012 and December 31, 2011; 23,742,551 and 23,638,218 shares outstanding at June 30, 2012 and December 31, 2011	240	239
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 13,192,845 and 13,192,845 shares issued and outstanding at June 30, 2012 and December 31, 2011	132	132
Additional paid-in capital	412,687	406,083
Treasury stock, 244,113 and 244,113 shares at cost at June 30, 2012 and December 31, 2011	(9,158)	(9,158)
Retained earnings	727,157	692,272
Accumulated other comprehensive loss	(381)	(311)
Unearned Employee Stock Ownership Plan Shares	(819)	0

TOTAL STOCKHOLDERS’ EQUITY	1,129,858	1,089,257

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,769,600	$1,760,206

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In Thousands Except Per Share Amounts)

	(unaudited) Three months ended June 30,		(unaudited) Six months ended June 30,
	2012	2011	2012	2011
REVENUES	$638,937	$752,673	$1,315,446	$1,453,537
Cost of services	544,110	644,647	1,126,977	1,244,414
General and administrative expenses	49,947	48,858	97,894	94,100

OPERATING INCOME	44,880	59,168	90,575	115,023
Interest expense	(4,009)	(3,979)	(8,157)	(7,949)
Interest income	67	59	139	123
Other income (expense), net	(103)	3,820	(88)	3,916

INCOME FROM OPERATIONS BEFORE INCOME TAXES	40,835	59,068	82,469	111,113
Provision for income taxes	(16,090)	(22,626)	(32,082)	(42,768)

NET INCOME	$24,745	$36,442	$50,387	$68,345

BASIC EARNINGS PER SHARE:
Class A basic earnings per share	$0.67	$0.99	$1.37	$1.87

Weighted average common shares outstanding	23,697	23,357	23,670	23,282

Class B basic earnings per share	$0.67	$0.99	$1.37	$1.87

Weighted average common shares outstanding	13,193	13,271	13,193	13,273

DILUTED EARNINGS PER SHARE:
Class A diluted earnings per share	$0.67	$0.99	$1.36	$1.86

Weighted average common shares outstanding	23,736	23,510	23,726	23,434

Class B diluted earnings per share	$0.67	$0.99	$1.36	$1.86

Weighted average common shares outstanding	13,193	13,271	13,193	13,273

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	(unaudited) Six months ended June 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$50,387	$68,345
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	4,431	4,470
Excess tax benefits from the exercise of stock options	(43)	(236)
Deferred income taxes	3,626	(2,230)
Depreciation and amortization	37,296	14,391
Gain on sale of investments	—	(3,745)
Change in assets and liabilities—net of effects from acquired businesses:
Receivables-net	26,095	(10,248)
Prepaid expenses and other	8,320	2,874
Accounts payable and accrued expenses	(16,064)	33,600
Accrued salaries and related expenses	(3,053)	30,960
Billings in excess of revenue earned	(22,036)	48,512
Accrued retirement	(232)	416
Other	2,120	(381)

Net cash flow from operating activities	90,847	186,728

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of businesses-net of cash acquired	(62,188)	(20,315)
Purchases of property and equipment	(4,438)	(35,938)
Disposition of a business	1,799	—
Investment in capitalized software for internal use	(1,693)	(3,285)
Proceeds from sale of investment	185	3,255

Net cash flow from investing activities	(66,335)	(56,283)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividend paid	(15,492)	(15,400)
Proceeds from exercise of stock options	1,115	6,884
Excess tax benefits from the exercise of stock options	43	236
Treasury stock acquired	—	(44)

Net cash flow from financing activities	(14,334)	(8,324)

NET CHANGE IN CASH AND CASH EQUIVALENTS	10,178	122,121
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	114,483	84,829

CASH AND CASH EQUIVALENTS, END OF PERIOD	$124,661	$206,950